As filed with the Securities and Exchange Commission on August 1, 2014

Registration No. 333-

__________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IGI LABORATORIES, INC.

(Exact name of Company as specified in its charter)

Delaware

01-0355758

(State or Other Jurisdiction

(I.R.S. Employer

of Incorporation or Organization)

Identification No.)

105 Lincoln Avenue

Buena, New Jersey 08310

(856) 697-1441

(Address including zip code, and telephone number, including area code, of principal executive offices)

IGI Laboratories, Inc. 2009 Equity Incentive Plan, as amended

(Full title of the plan)

Jason Grenfell-Gardner

President and Chief Executive Officer

IGI Laboratories, Inc.

105 Lincoln Avenue

Buena, New Jersey 08310

(Name and address of agent for service)

(856) 697-1441

(Telephone number, including area code, of agent for service)

With copies to:

Joel I. Papernik, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 Third Avenue

New York, New York 10017

(212) 935-3000

Fax: (212) 983-3115

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,000,000 shares	$5.11(2)	$5,110,000	$658.17

(1)

Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”) there shall also be deemed covered hereby such additional shares of common stock, par value $0.01 per share (“Common Stock”), of IGI Laboratories, Inc. (the “Registrant”) as may result from anti-dilution adjustments which may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the IGI Laboratories, Inc. 2009 Equity Incentive Plan, as amended (the “2009 Equity Incentive Plan”) are based on the average of the high and the low price of Registrant’s Common Stock as reported on the NYSE MKT as of a date (July 29, 2014) within five business days prior to filing this Registration Statement.

Explanatory Note

Pursuant to General Instruction E of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), this Registration Statement is being filed to register 1,000,000 additional shares of the Registrant’s Common Stock for issuance under the 2009 Equity Incentive Plan. The contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 8, 2010 (Registration No. 333-167387) with respect to an aggregate of 2,000,000 shares of Common Stock issuable pursuant to the 2009 Equity Incentive Plan is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index on the page immediately following the signature pages to the Registration Statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buena, State of New Jersey, on this 1st day of August, 2014.

IGI LABORATORIES, INC.

By

/s/ Jason Grenfell-Gardner

Jason Grenfell-Gardner

President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jason Grenfell-Gardner and Jenniffer Collins, and each of them singly, as such person’s true and lawful attorney-in-fact and agent, with full power and substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefore, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jason Grenfell-Gardner	Director, President and Chief Executive	August 1, 2014
Jason Grenfell-Gardner	Officer (principal executive officer)

/s/ Jenniffer Collins	Chief Financial Officer (principal	August 1, 2014
Jenniffer Collins	financial and accounting officer)

/s/ James C. Gale	Director	August 1, 2014
James C. Gale

/s/ Narendra N. Borkar	Director	August 1, 2014
Narendra N. Borkar

/s/ Bhaskar Chaudhuri	Director	August 1, 2014
Bhaskar Chaudhuri

/s/ Damian Finio	Director	August 1, 2014
Damian Finio

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of the shares being registered.

10.1	IGI Laboratories, Inc. 2009 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on July 2, 2009).

10.2	IGI Laboratories, Inc. 2009 Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 24, 2010).

10.3	IGI Laboratories, Inc. 2009 Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 4, 2014).

23.1	Consent of EisnerAmper LLP.

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as part of Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature pages to this Registration Statement).